Exhibit 10.8

ESCROW AGREEMENT

This Escrow Agreement, (this Agreement) is made and entered into effective as of March 22, 2006, by and among Chinamerica Fund, L.P., a Texas limited partnership (Chinamerica), Sinosmart Group, Inc., a British Virgin Islands company (Sinosmart), and Gateway National Bank, N.A., a national banking association with offices in Dallas, Dallas County, Texas (the Bank). China-Biotics, Inc., a Delaware corporation formerly known as Otish Resources, Inc. (the Company), is an intended beneficiary of this Agreement, and shall be entitled to enforce the provisions of this Agreement from and after the date of the consummation of the China-Biotics Exchange (defined below).

BACKGROUND:

Chinamerica and a group of five other qualified and accredited investors (the Investors) intend to subscribe for ordinary shares to be issued by Sinosmart (the Sinosmart Issuance). Immediately after the Sinosmart Issuance, all outstanding Sinosmart ordinary shares, including the shares issued to the Investors in the Sinosmart Issuance, shall be exchanged for 15,980,000 shares of common stock of the Company (the China-Biotics Exchange). Immediately after the Sinosmart Issuance and the China-Biotics Exchange, the Company intends to acquire 20,000,000 shares of its common stock held by Stan Ford, pursuant to an agreement between the Company and Mr. Ford (the Ford Acquisition). The Investors intend to pay an aggregate consideration of US$5,067,700 (the Share Consideration) for the Sinosmart ordinary shares in the Sinosmart Issuance, and to receive an aggregate of 1,870,000 shares of China Biotics common stock in the China-Biotics Exchange.

Sinosmart desires to establish an escrow account in which a portion of the Share Consideration will be deposited and retained in escrow until the satisfaction of certain conditions to disbursement set out in this Agreement. The parties have requested the bank named above to act in the capacity of escrow agent under this Agreement, and such bank, subject to the terms and conditions hereof, has agreed so to do.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the parties hereby agree as follows:

1. Appointment of Escrow Agent. Chinamerica and Sinosmart hereby appoint the Bank as escrow agent under this Agreement (the Bank in such capacity is referred to in this Agreement as the Escrow Agent), and Escrow Agent hereby accepts such appointment.

2. Establishment of Escrow Account. The parties shall establish an escrow account with the Escrow Agent which escrow account shall be styled "China-Biotics, Inc. Escrow Account" (the Escrow Account).

3. Escrow Period. The escrow period (the Escrow Period) shall begin on the date hereof and shall terminate upon the earlier to occur of the following (the Termination Date):

(a) the first anniversary of this Agreement;

(b) the date, if any, on which both of Chinamerica and Sinosmart inform the Escrow Agent in writing that the Escrow Period shall be terminated; or

(c)  the complete disbursement of the Deposits pursuant to the provisions of Paragraph 5.

4. Deposits. At the closing of the Sinosmart Issuance, Chinamerica shall cause an aggregate amount of $5,064,842 to be deposited in the Escrow Account. All monies deposited in the Escrow Account (as said amount may increase or decrease as a result of the investment and reinvestment thereof and as same amount may be reduced by charges thereto and payments and offsets therefrom to compensate or reimburse Escrow Agent for amounts owing to it pursuant to this Agreement) are hereinafter referred to as the "Deposits." Each of Chinamerica and Sinosmart hereby expressly acknowledges and agrees that neither the Company nor Sinosmart shall be entitled to receive any of the Deposits except as provided for in Paragraph 5 below and further agree that while any Deposits are held in the Escrow Account, such Deposits shall not be subject to the debts of the Company or Sinosmart.

5. Disbursement of the Deposits. Deposits shall not be disbursed until such time as such amounts have been received by the Escrow Agent in "collected funds." For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels and are in the form of cash.

The Escrow Agent is hereby authorized to make disbursements from the Deposits, as follows:

(a) Ford Acquisition. Upon receipt of a certificate (the Ford Certificate) in substantially the form set out on Exhibit A (which may be executed in counterparts), from each of Chinamerica and Sinosmart, certifying that the China-Biotics Exchange has occurred, the Escrow Agent shall disburse US$5,000 of the Deposits to Stan Ford pursuant to the wiring instructions set forth in the Ford Certificate.

(b) Filing of SB-2. Upon receipt of a certificate (the SB-2 Certificate) in substantially the form set out on Exhibit B (which may be executed in counterparts), from each of Chinamerica and Sinosmart, certifying that (i) the China-Biotics Exchange and Ford Acquisition have occurred, and (ii) a registration statement on form SB-2 (the Registration Statement) has been filed with the Securities and Exchange Commission covering all of the issued and outstanding Registrable Securities (as such term is defined in that certain Registration Rights Agreement dated as of March 22, 2006 among the Company and the persons listed on the signature pages thereto), the Escrow Agent shall disburse the Deposits in the following order:

(1) US$4,222,143 of the Deposits shall be wired to Sinosmart or the Company, pursuant to wiring instructions provided in the SB-2 Certificate.

(2) US$87,699 shall be disbursed to Chinamerica, pursuant to instructions provided in the SB-2 Certificate.

(3) At any time and from time to time upon receipt by the Escrow Agent of an additional certificate (the Marketing Certificate) in substantially the form set out on Exhibit D (which may be executed in counterparts), from each of Chinamerica and Sinosmart, the amount set forth therein shall be disbursed as set forth therein.

(c) Non-Filing of SB-2; Exercise of Put Right. If the Escrow Agent has not received an SB-2 Certificate, upon receipt of a certificate (the Put Certificate) at any time on or after April 15, 2006 in substantially the form set out on Exhibit C from Chinamerica certifying that (i) the Registration Statement has not been filed with the Securities and Exchange Commission and (ii) the put rights pursuant to that certain Put Agreement dated as of the date hereof among Sinosmart, Chinamerica and the other parties listed therein have been exercised, the Escrow Agent shall disburse the Deposits as set forth in the Put Certificate.

(d) Into the registry of the Court in accordance with Section 10 or 16 hereof.

(e) As permitted by this Agreement, to Escrow Agent.

(f) In the event of the termination of the Escrow Period before all the Deposits have been dispersed, the balance of the Deposits will be disbursed to Sinosmart.

6. Delivery of Certificates.

(a) Sinosmart and Chinamerica agree that disbursements pursuant to Section 5(a)(3) are intended to reimburse, and pay for costs and expenses of, China-Biotics and Sinosmart related to an integrated investor and public relations campaign and the retention of an independent professional executive search firm to conduct an executive search and for other executive search costs of the Company and Sinosmart. Chinamerica agrees that, promptly after receiving a request from Sinosmart to execute and deliver a Marketing Certificate and reasonably satisfactory evidence relating to such costs and expenses, it will execute and deliver such Marketing Certificate to the Escrow Agent.

(b) Chinamerica agrees that, promptly after receiving a request from Sinosmart to execute and deliver (i) an SB-2 Certificate and reasonably satisfactory evidence that the Registration Statement has been filed with the Securities and Exchange Commission, it will execute and deliver (or cause to be delivered) such SB-2 Certificate to the Escrow Agent, and (ii) a Ford Certificate and reasonably satisfactory evidence that the China-Biotics Exchange has occurred, it will execute and deliver (or cause to be delivered) such Ford Certificate to the Escrow Agent.

7. Tax Matters. Chinamerica and China-Biotics shall each provide the Escrow Agent with its taxpayer identification number documented by an appropriate Form W-8 or Form W-9 after execution of this Agreement. Failure so to provide such forms shall not invalidate this Agreement, but may prevent or delay disbursements from the Deposits and may also result in the assessment of a penalty and Escrow Agent being required to withhold tax on the Deposits. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable. If any part of the Deposits represents income earned on such Deposits during the Escrow Period that is taxable under United States tax laws, such income shall be allocated to the Company (or Sinosmart, upon notice by Sinosmart to Escrow Agent) for United States federal income tax purposes, and shall be accordingly reported by the Escrow Agent.

8. Scope of Undertaking. Escrow Agent’s duties and responsibilities in connection with this Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Agreement. Escrow Agent is not a principal, participant or beneficiary in any transaction underlying this Agreement and shall have no duty to inquire beyond the terms and provisions hereof. Escrow Agent shall have no responsibility or obligation of any kind in connection with this Agreement or the Deposits and shall not be required to disburse the Deposits or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, invest, reinvest and disburse the Deposits as herein provided. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the parties hereto that Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for, subject to Section 11 herein below, its own willful misconduct or gross negligence. It is the intention of the parties hereto that Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

At the direction of the Company or Sinosmart, Escrow Agent may invest the Deposits in one or more of the following: (i) certificates of deposit issued by United States commercial banks having capital and surplus in excess of $500,000,000 and having (or its parent having) one of the five highest debt ratings by any of Standard & Poor’s Corporation or Moody’s Investors Service; (ii) certificates of deposit not in excess of $100,000 issued by the Escrow Agent and its affiliated banks to the extent that the same are guaranteed by the Federal Deposit Insurance Corporation; (iii) obligations of the United States government or any agency thereof; and (iv) obligations guaranteed by the United States government. Escrow Agent shall not be liable to Sinosmart, the Company or Chinamerica for any claims related to the investments or management of the Escrow Funds, provided that the Escrow Agent complies with the provisions of this Agreement including the receipt of, action upon, and refusal to act upon, notices and certificates delivered to Escrow Agent by the other parties to this Agreement.

9. Reliance and Liability. Escrow Agent may rely on, and shall not be liable for acting or refraining from acting in accordance with, any written notice, consent, certificate, receipt, direction, authorization, instruction or request or other paper furnished to it hereunder by the other parties to this Agreement, or pursuant here to and believed by it to have been signed or presented by the proper party or parties. Escrow Agent shall be responsible for holding, investing, reinvesting and disbursing the Deposits pursuant to and subject to the terms and provision of this Agreement provided, however that in no event shall Escrow Agent be liable for any lost profits, lost savings or other special, exemplary, consequential or incidental damages whatsoever and provided, further, that Escrow Agent shall have no liability for any loss, damage, costs or expense arising from any case beyond its control, including, but not limited to, the following: (a) acts of God, or force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees; (b) the act, failure or neglect of any other party or any agent or correspondent or any other person selected by Escrow Agent; (c) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; or (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter or this Agreement or any part hereof or for the transaction or transactions requiring or underlying the execution of this Agreement, the form or execution hereof or for the identity or authority of any person executing this Agreement (other than Escrow Agent) or any part hereof or depositing the Deposits, or the genuineness of any signature of any party (other than Escrow Agent) to this Agreement, or any document or instrument executed or delivered pursuant to this Agreement, including, but not limited to, any of the certificates contemplated herein to be delivered.

10. Right of Interpleader. Should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Agreement or the Deposits or should a substitute escrow agent fail to be designated as provided in Section 16 hereof, or if Escrow Agent should be in doubt, or have any concern whatsoever, as to what action to take, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Deposits or the taking of any other action hereunder until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved, in any event to the satisfaction of Escrow Agent, and Escrow Agent shall not in any event be or become liable for its refusal or failure to act; and/or (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. In the event Escrow Agent is party to any dispute, Escrow Agent shall have the additional right to refer such controversy to binding arbitration. Should a petition for interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation or binding arbitration in any manner whatsoever in connection with this Agreement or the Deposits, each other party to this agreement agrees to reimburse Escrow Agent for its attorney’s fees and any and all other expenses, losses, costs and damages incurred by Escrow Agent in connection with or resulting from such threatened or actual litigation or arbitration prior to any disbursement of the Deposits hereunder or thereunder.

11. Indemnification. Sinosmart and Chinamerica, each jointly and severally, hereby indemnify Escrow Agent, its officers, directors, employees, representatives and agents (each herein called an Indemnified Party) against, and agrees to hold each Indemnified Party harmless from any and all expenses, including, without limitation, attorney’s fees and court costs, losses, costs, damages and claims, including, but not limited to, costs of investigation, litigation and arbitration, tax liability and loss on investments suffered or incurred by any Indemnified Party in connection with or arising from or out of this Agreement, except such acts or omissions as may result from the willful misconduct or gross negligence of such Indemnified Party. IT IS THE EXPRESS INTENT OF SINOSMART AND CHINAMERICA TO INDEMNIFY EACH OF THE INDEMNIFIED PARTIES FOR, AND HOLD THEM HARMLESS AGAINST, THEIR OWN NEGLIGENT ACTS OR OMISSIONS WHICH DO NOT CONSTITUTE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

12. Compensation and Reimbursement of Expenses. Chinamerica hereby agrees to pay Escrow Agent for its service hereunder in connection with the preparation, establishment, operation, and administration of the Escrow Account, in accordance with the fee schedule of the Escrow Agent as in effect from time to time. Sinosmart and Chinamerica each hereby agrees to pay one-half of all other expenses incurred by Escrow Agent in connection with the performance of its duties and enforcement of its rights hereunder or other proceedings pursuant to this Agreement, but in any event shall be jointly and severally liable to Escrow Agent for such expenses, including, without limitation, attorneys fees, and costs of any litigation, arbitration, interpleader or similar proceeding.

13. Notices. Any notice or other communication required or permitted to be given under this Agreement shall be considered as properly given if in writing and (a) delivered against receipt therefor, (b) mailed by registered or certified mail, return receipt requested and postage prepaid or (c) sent by telefax machine, in each case to the address or telefax number, as the case may be, set forth below:

If to Escrow Agent:

Gateway National Bank, N.A.
12655 North Central Expressway, Suite 100
Dallas, Texas 75243
Attn: Billie McGuire
Telephone: (972) 931-3122
Facsimile: (972) 931-3100

If to Sinosmart:

Sinosmart Group Inc.
No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206
People’s Republic of China
Attn: President
Facsimile: 86 21 5834 7713

with copies (which shall not constitute notice) to:

Preston Gates & Ellis LLP
925 Fourth Avenue, Suite 2900
Seattle, Washington 98104
Attn: Eric Simonson
Telephone: (206) 623-7580
Facsimile: (206) 623-7022

Preston Gates & Ellis
35/F, Two International Finance Centre
8 Finance Street
Central, Hong Kong
Attn: Mr. Clifford Ng / Ms. Felicia Law
Telephone: (852) 2230 3540
Fascimile: (852) 2511 9515

If to Chinamerica:

Chinamerica Fund, LP
2909 St. Andrews Drive
Richardson, Texas 75082
Attn: Mr. Beau Johnson
Telephone: (972) 690-1177
Facsimile: (972) 690-1306

Except to the extent otherwise provided herein, delivery of any communication given in accordance herewith shall be effective only upon actual receipt thereof by the party or parties to whom such communication is directed. Any party to this Agreement may change the address to which communications hereunder are to be directed by giving written notice to the other party or parties hereto in the manner provided in this section.

14. Consultation with Legal Counsel. Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

15. Choice of Laws; Cumulative Rights. This Agreement shall be construed under and governed by, the laws of the State of Texas, excluding, however, (a) its choice of law rules and (b) the portions of the Texas Trust Code Sec. 111.001, et seq. of the Texas Property Code concerning fiduciary duties and liabilities of trustees. All of Escrow Agent’s rights hereunder are cumulative of any other rights it may have at law, in equity or otherwise. The parties hereto agree that the forum for resolution of any dispute arising under this Agreement shall be Dallas County, Texas, and each of the parties hereby consents, and submits itself, to the jurisdiction of any state or federal court sitting in Dallas County, Texas.

16. Resignation. Escrow Agent may resign hereunder upon ten (10) days prior notice to Chinamerica and Sinosmart. Upon the effective date of such resignation, Escrow Agent shall deliver the Deposits to any substitute escrow agent designated jointly by Chinamerica and Sinosmart in writing. If Chinamerica and Sinosmart fail to jointly designate a substitute escrow agent within ten (10) days after the giving of such notice, Escrow Agent may institute a petition for interpleader. Escrow Agent’s sole responsibility after such 10-day period expires shall be to hold the Deposits (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate.

17. Assignment. This Agreement shall not be assigned by Chinamerica or Sinosmart without the prior written consent of Escrow Agent and such other party, and may be assigned by Escrow Agent only to a successor national banking association with the prior written consent of Chinamerica and Sinosmart (such assigns hereinafter referred to collectively as "Permitted Assigns").

18. Severability. If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

19. Termination. This Agreement shall terminate upon the complete disbursement of the Deposits in accordance with Section 5 hereof; provided, however, that in the event all fees, expenses, costs or other amounts required to be paid to Escrow Agent hereunder are not fully and finally paid prior to termination, the provisions of Section 12 hereof shall survive the termination hereof and, provided, further, that the provisions of Sections 9, 10 and 11 hereof shall, in any event, survive the termination hereof.

20. General. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement and any affidavit, certificate, instrument, agreement or other document required to be provided hereunder may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Unless the context shall otherwise require, the singular shall include the plural and vice-versa, and each pronoun in any gender shall include all other genders. The terms and provisions of this Agreement constitute the entire agreement among the parties hereto in respect to the Escrow Account and the deposit of the Share Consideration. This Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by the parties hereto. This Agreement shall inure to the benefit of and be binding upon, the parties hereto and their respective heirs, devises, executors, administrators, personal representatives, successors, trustees, receivers and Permitted Assigns. This Agreement is for the sole and exclusive benefit of the Company, Sinosmart, Chinamerica and the Escrow Agent, and nothing in this Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights, remedies or any other type or types of benefits.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

Escrow Agent:
Gateway National Bank, N.A.

By:	/s/ Billie McGuire
Name: Billie Mc Guire
Title: Escrow Agent

Chinamerica:
Chinamerica Fund, L.P.
By:	Chinamerica Partners, LP,
Its general partner, By: Chinamerica Holdings, L.L.C. Its general partner

By:	/s/ Beau Johnson
Name: Mr. Beau Johnson
Title: Manager

Sinosmart Group Inc.

By:	/s/s Song Jin An
Name: Song Jin An
Title: Director

Exhibit A

CERTIFICATE FOR DISBURSEMENT

SB-2 Certificate

To: Gateway National Bank, N.A.
12655 North Central Expressway, Suite 100
Dallas, Texas 75243
Attn: Billie McGuire
Telephone: (972) 931-3122
Facsimile: (972) 931-3100

We, the undersigned, hereby certify, pursuant to the terms of that certain Escrow Agreement dated March 22, 2006 among Chinamerica Fund, L.P., Sinosmart Group, Inc. and Gateway National Bank, N.A. (all capitalized but undefined terms in this certificate are as defined in such Escrow Agreement), as follows:

1. We are authorized to make this certification on behalf of Sinosmart and Chinamerica, as applicable.

2. We certify that (i) the China-Biotics Exchange and Ford Acquisition have occurred, and (ii) a registration statement on form SB-2 (the Registration Statement) has been filed with the Securities and Exchange Commission covering all of the issued and outstanding Registrable Securities (as such term is defined in that certain Registration Rights Agreement dated as of March 22, 2006 among the Company and the persons listed on the signature pages thereto), and we agree that the Escrow Agent shall disburse the Deposits as follows:

(a) US$4,222,143 of the Deposits shall be wired to the Sinosmart or the Company, pursuant to the following instructions:

[Insert Sinosmart/Company bank account details for wiring instructions]

(b) US$87,699 shall be disbursed to Chinamerica, pursuant to the following instructions:

[Insert Chinamerica bank account details for wiring instructions]

SINOSMART GROUP INC.		Chinamerica Fund, L.P.
By:	Name: SONG JINAN Title: Director	By: Chinamerica Partners, LP Its General Partner By: Chinamerica Holdings, LLC Its General Partner

By:
Name: Beau Johnson Title: Manager

Exhibit B
CERTIFICATE FOR DISBURSEMENT

Ford Certificate

To: Gateway National Bank, N.A.
12655 North Central Expressway, Suite 100
Dallas, Texas 75243
Attn: Billie McGuire
Telephone: (972) 931-3122
Facsimile: (972) 931-3100

We, the undersigned, hereby certify, pursuant to the terms of that certain Escrow Agreement dated March 22, 2006 among Chinamerica Fund, L.P., Sinosmart Group, Inc. and Gateway National Bank, N.A. (all capitalized but undefined terms in this certificate are as defined in such Escrow Agreement), as follows:

1. We are authorized to make this certification on behalf of Sinosmart and Chinamerica, as applicable.

2. We certify that the China-Biotics Exchange has occurred, and we agree that the Escrow Agent shall disburse US$5,000.00 from the Deposits as follows:

[Insert Stan Ford bank account details for wiring instructions]

SINOSMART GROUP INC.		Chinamerica Fund, L.P.
By:	Name: SONG JINAN Title: Director	By: Chinamerica Partners, LP Its General Partner By: Chinamerica Holdings, LLC Its General Partner

By:
Name: Beau Johnson Title: Manager

Exhibit C

CERTIFICATE FOR DISBURSEMENT

Put Certificate

To: Gateway National Bank, N.A.
12655 North Central Expressway, Suite 100
Dallas, Texas 75243
Attn: Billie McGuire
Telephone: (972) 931-3122
Facsimile: (972) 931-3100

We, the undersigned, hereby certify, pursuant to the terms of that certain Escrow Agreement dated March 22, 2006 among Chinamerica Fund, L.P., Sinosmart Group, Inc. and Gateway National Bank, N.A. (all capitalized but undefined terms in this certificate are as defined in such Escrow Agreement), as follows:

1. I am authorized to make this certification on behalf of Chinamerica.

2. I certify that (i) a registration statement on form SB-2 (the Registration Statement) covering all of the issued and outstanding Registrable Securities (as such term is defined in that certain Registration Rights Agreement dated as of March 22, 2006 among the Company and the persons listed on the signature pages thereto) has not been filed with the Securities and Exchange Commission and (ii) the put rights pursuant to that certain Put Agreement dated as of the date hereof among Sinosmart, Chinamerica and the other parties listed therein have been exercised, and direct the Escrow Agent to disburse amounts from the Deposits as follows:

[insert amount to be disbursed and wiring instructions]

3. I certify that (a) Chinamerica has authorized and directed that any certificates in the possession of Preston Gates & Ellis LLP relating to the shares of common stock subject to the put right be released to the Company and (b) any other certificates relating to the such shares not so held by Preston Gates & Ellis LLP have been delivered to the Company.

Chinamerica Fund, L.P.
By: Chinamerica Partners, LP Its General Partner By: Chinamerica Holdings, LLC Its General Partner

By:
Name: Beau Johnson Title: Manager

Exhibit D
CERTIFICATE FOR DISBURSEMENT

Marketing Certificate

To: Gateway National Bank, N.A.
12655 North Central Expressway, Suite 100
Dallas, Texas 75243
Attn: Billie McGuire
Telephone: (972) 931-3122
Facsimile: (972) 931-3100

We, the undersigned, hereby certify, pursuant to the terms of that certain Escrow Agreement dated March 22, 2006 among Chinamerica Fund, L.P., Sinosmart Group, Inc. and Gateway National Bank, N.A. (all capitalized but undefined terms in this certificate are as defined in such Escrow Agreement), as follows:

1. We are authorized to make this certification on behalf of Sinosmart and Chinamerica, as applicable.

2. We certify that pursuant to Section 5(a)(3) of the Escrow Agreement, Sinosmart is entitled to the disbursements below from the escrow account in connection with an integrated investor and public relations campaign and/or the retention of an independent professional executive search firm to conduct an executive search and for other executive search costs of the Company and Sinosmart, and we agree that the Escrow Agent shall disburse amounts from the Deposits as follows:

[insert amount of disbursement(s) and wiring instructions]

SINOSMART GROUP INC.		Chinamerica Fund, L.P.
By:	Name: SONG JINAN Title: Director	By: Chinamerica Partners, LP Its General Partner By: Chinamerica Holdings, LLC Its General Partner

By:
Name: Beau Johnson Title: Manager